Exhibit 8

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Verizon Global Funding Corp. Note-Backed Series 2002-16
*CUSIP: 21988G631 & 21988GBZ8

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 1, 2002.

INTEREST ACCOUNT

Balance as of June 1, 2002 ....................................            $0.00
         Scheduled Income received on securities ..............    $2,138,612.50
         Unscheduled Income received on securities ............            $0.00

LESS:
         Distribution to Class A-1 Holders ....................   -$1,414,435.38
         Distribution to Class A-2 Holders ....................      -$23,187.47
         Distribution to Depositor ............................     -$700,989.65
         Distribution to Trustee ..............................           -$0.00
Balance as of December 1, 2002 ................................            $0.00

PRINCIPAL ACCOUNT

Balance as of June 1, 2002 ....................................            $0.00
         Scheduled Principal payment received on securities ...            $0.00

LESS:
         Distribution to Holders ..............................            $0.00
Balance as of December 1, 2002 ................................            $0.00

                UNDERLYING SECURITIES HELD AS OF DECEMBER 1, 2002

Principal
Amount                 Title of Security
------                 -----------------
$55,190,000.00         Verizon Global Funding Corp. 7 3/4% Notes due
                       December 1, 2030
                       *CUSIP: 92344GAM8

U.S. Bank Trust National Association, as Trustee

* Trustee is not responsible for selection or use of CUSIP numbers, they are included solely for holder convenience.


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